Exhibit 99.1

Blue Apron Holdings, Inc. Announces Changes to Operations Management

Team and Reiterates Second Quarter Outlook

New York, NY – May 20, 2020 – Blue Apron Holdings, Inc. (NYSE: APRN) announced changes to its operations management team today. Effective immediately, Jason Hatcher, vice president of operations, and Greg Wysocki, vice president of procurement and supply chain will assume leadership of Blue Apron’s fulfillment and supply chain operations and will report directly to Chief Executive Officer Linda Findley Kozlowski. Alan Blake, chief operating officer will be leaving the company on June 1 to pursue another opportunity.

“Blue Apron has built a strong operations team, and Jason and Greg have played key roles in driving the ability of our operations to scale and meet the demands of our customers. We will continue that work, executing our strategy while simultaneously increasing capacity and capability as they take on additional responsibilities to lead the entire team,” said Kozlowski. “Alan was instrumental in building the structures and processes these teams leverage today, and we thank him for his contributions and leadership and wish him the best in his future endeavors.”

Blue Apron continues to see heightened demand for its meal kits as a result of changes in consumer habits related to the COVID-19 pandemic. The company has now scaled operations to meet the increased demand, and has started re-introducing variety in its menu, as well as returning to executing on its product and marketing strategies designed to engage existing customers and support the acquisition of new customers.

Blue Apron also reiterates its 2020 second quarter financial outlook provided on April 29, 2020 and continues to position itself for sustained long-term growth.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet. Blue Apron has developed an integrated ecosystem that enables the company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Forward-Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the company achieving its expectations with regards to its expenses and revenue, its ability to maintain and grow adjusted EBITDA and to achieve profitability, the sufficiency of the company’s cash resources, the company’s need for additional financing, its ability to effectively manage expenses and cash flows, and its ability to remain in compliance with financial and other covenants under the company’s revolving credit facility; its ability, including the timing and extent, to obtain additional financing and sufficiently manage costs and to fund investments in operations in amounts necessary to support the execution of the company’s growth strategy; its ability, including the timing and extent, to successfully execute the company’s growth strategy, cost-effectively attract new customers and retain existing customers, and to expand its direct-to-consumer product offerings; its ability to sustain the recent increase in demand resulting from the COVID-19 pandemic and to retain new customers; its ability to withstand the impact of the COVID-19 pandemic on the company’s operations and results, including as a result of the loss of adequate labor, any prolonged closures, or series of temporary closures, of one or more fulfillment centers, supply chain or carrier interruptions or delays, or changes in consumer behaviors, both when stay-at-home and restaurant restriction orders are lifted and/or as a result of the COVID-19 pandemic’s impact on financial markets and economic conditions; its ability to identify, consummate and realize the anticipated benefits of strategic alternatives and the structure, terms and specific risks and uncertainties associated with any such potential strategic alternatives; achieving its expectations regarding the benefits and expected costs and charges associated with the company’s plan to close its Arlington, Texas fulfillment center, together with any potential disruption to its workforce and operations associated with such closure and related transfer of production volume to its Linden, New Jersey and Richmond, California fulfillment centers; its ability to maintain and grow the value of the company’s brand and reputation; its expectations regarding, and the stability of, its supply chain, including potential shortages or interruptions in the supply or delivery of ingredients, as a result of COVID-19 or otherwise; its ability to maintain food safety and prevent food-borne illness incidents; its ability to accommodate changes in consumer tastes and preferences or in consumer spending; its ability to effectively compete; its ability to attract and retain qualified employees and key personnel; its ability to comply with modified or new laws and regulations applying to our business; risks resulting from its vulnerability to adverse weather conditions or, natural disasters and public health crises, including pandemics; its ability to obtain and maintain intellectual property protection; and other risks more fully described in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”) on February 18, 2020, the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on April 29, 2020, and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Media Contact

press@blueapron.com

Investor Contact

investor.relations@blueapron.com

aprn@jcir.com